EXHIBIT 10.03



                                ESCROW AGREEMENT

        THIS AGREEMENT is made and entered into this 26 day of December, 1996, by and between NATURAL BABY COMPANY, a New Jersey Corporation ("Seller") and KIDS STUFF, INC., a Delaware corporation ("Buyer").

                                R E C I T A L S:

        WHEREAS, Seller has agreed to sell to Buyer, and Buyer has agreed to purchase from Seller certain business assets of Seller (the "Assets") pursuant to the terms and conditions of a certain Asset Purchase Agreement, dated May 10, 1996, as amended by a certain Addendum effective as of November 10, 1996 (collectively the "Asset Purchase Agreement"); and

        WHEREAS, the Asset Purchase Agreement contemplates that the closing of the purchase and sale of the Assets shall be consummated prior to the date that the purchase price is paid by Buyer to Seller; and

        WHEREAS, the Buyer and Seller have agreed that the closing be subject to the terms of this Escrow Agreement pending the payment of the final purchase price by Buyer to Seller; and

        WHEREAS, the parties hereto desire to have Dinsmore & Shohl, L.L.P. serve as the escrow agent to hold the closing documents pursuant to the terms of this Escrow Agreement.

        NOW, THEREFORE, in consideration of the mutual covenants and promises set forth herein, and for other good and valuable considerations, the receipt of which is hereby acknowledged, the parties hereto agree as follows:

                                   T E R M S:

        1. APPOINTMENT OF ESCROW AGENT. Seller and Buyer hereby appoint Dinsmore & Shohl, L.L.P. as the Escrow Agent and the Escrow Agent hereby accepts such appointment to serve as the Escrow Agent all in accordance with the terms and conditions set forth herein.

        2. TERM. The term of this Agreement shall commence as of the closing of the purchase and sale of the Assets (the "Closing Date") and the Escrow Agent's obligations hereunder shall terminate upon the earlier of the Final Closing Date or receipt of notice of Sellers' termination of the transaction in accordance with Paragraph 4 after the Effective Date of the Kids Stuff, Inc. public offering of common shares.

        3. DELIVERY OF CLOSING DOCUMENTS. Upon the Closing Date, the parties hereto shall deliver to the Escrow Agent the Asset Purchase Agreement and any and all other agreements and documents related to the purchase and sale of the Assets (the "Closing Documents").

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        4.     DUTIES. The Escrow Agent shall receive and accept the Closing
               Documents on the Closing Date and shall hold the Closing Documents pursuant to the terms hereof. In no event shall the Escrow Agent be obligated to accept any notice, request or demand from anyone other than a party hereto.

        5. DISPOSITION OF DOCUMENTS. Upon delivery of a certified check made payable to Seller in the amount $1,075,000, a certified check in the amount of $203,358.25 plus interest thereon payable to Seller and the creditors listed on Schedule 1.2 of the Purchase Agreement and a promissory note made payable to Seller in the amount of $250,000 (the "Purchase Payment") Escrow Agent shall deliver the Purchase Payment to Seller and the Closing Documents to the respective parties. Thereupon, the closing of the Purchase and sale of the Assets shall become Final. In the event of the termination of the Escrow Agent's obligations under this Agreement prior to the payment in full of the Purchase Price by Buyer to Seller, the Escrow Agent shall distribute the Closing Documents to the respective parties and thereafter shall have no further obligation or liability with respect thereto.

        6. COMPENSATION. The Escrow Agent shall be entitled to be compensated by the Buyer for its reasonable costs and expenses of performing its duties hereunder.

        7. LIABILITY OF ESCROW AGENT. The Escrow Agent shall have no liability for anything done or omitted to be done by it hereunder except for its gross negligence or willful misconduct. The Escrow Agent shall be under no duty to determine the truth or validity of any notice or instruction received by it hereunder, and it shall in no event be under any duty to determine whether any party hereto has or has not performed their obligations under this Agreement. Notwithstanding any provisions to the contrary contained in this Agreement:

               a) The Escrow Agent shall be fully protected and shall incur no liability in acting upon any notice, request, consent or other instrument believed to be genuine or to have been signed or presented by the proper person or persons;

               b) Receipt of any written notice or instruction shall be deemed to occur only when the notice or instruction, signed by the party or parties giving it, is actually received by the Escrow Agent;

               c) The Escrow Agent shall not be bound by any notice of or demand with respect to, any waiver, modification, amendment, cancellation, rescission, or supercisions of this Agreement, unless in writing and signed by the parties hereto;

               d) In the event of any controversy or dispute or any question as to the construction of this Agreement or with respect to any action to be taken by the Escrow Agent hereunder, the Escrow Agent may seek advice of counsel of its own selection and shall incur no liability for any action taken or suffered in good faith by it in accordance with the advice or opinion of such counsel;

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               e)      The Escrow Agent's duties and obligations hereunder shall
                       be governed solely by the provisions of this Agreement. The Escrow Agent shall assume no duties other than those expressly imposed herein and it shall not be required to take any action other than in accordance with the terms hereof;

               f) No amendment or modification of the terms of this Agreement shall effect the rights and duties of the Escrow Agent hereunder unless its written consent thereto shall have been obtained;

               g) Seller acknowledges that nothing in this Agreement shall cause or give rise to an attorney-client relationship between Escrow Agent and Seller or a conflict of interest among the parties hereto. The Escrow Agent has made no representations, either written or oral, which shall be construed by Seller as creating an attorney-client relationship with Seller. Seller hereby waives, releases and relinquishes any and all claims against the Escrow Agent based on or related to the Escrow Agent's breach of any duty owed by the Escrow Agent to Seller in the capacity as attorney or legal counsel for Seller, including, but not limited to, any claims for conflict of interest among the parties hereto.

        8. INDEMNIFICATION. The parties hereto agree to exonerate and hold the Escrow Agent harmless from any liabilities, including court costs and attorney fees, arising out of any dispute between Seller, Buyer or any other person relative to the Escrow Agent's duties and obligations under this Escrow Agreement. The Escrow Agent shall not be required to defend any legal proceeding which may be instituted against it, in respect of the subject matter of this Escrow Agreement unless requested so to do by Seller or Buyer, in which event it shall have the right to be indemnified by the party so requesting to its satisfaction against the cost and expense of such defense. It shall not be required to institute legal proceedings of any kind.

        9. TERMINATION. This Agreement shall terminate and the Escrow Agent shall have no further obligation with respect hereto upon the earlier of the expiration of the term of this Agreement or the distribution of the Closing Documents held by the Escrow Agent pursuant to the terms of this Agreement.

        10. NOTICES. Any notices or instructions to be given hereunder shall be validly given if set forth in writing and mailed or delivered as follows:

                      TO SELLER:

                      Natural Baby Company
                      816 Sylvia Street
                      Trenton, New Jersey 08628
                      Attention: Daniel Martin

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                      TO BUYER:

                      Kids Stuff, Inc.
                      4450 Belden Village Street N.W., Suite 406
                      Canton, Ohio 44718
                      Attention: William L. Miller

                      TO ESCROW AGENT:
                      Dinsmore & Shohl, L.L.P.
                      175 South Third Street
                      Columbus, Ohio 43215
                      Attention: David G. LeGrand


        11. INTEGRATED AGREEMENT; MODIFICATION; WAIVER. This Agreement constitutes the entire understanding and agreement between the parties pertaining to the subject matter contained herein and supersedes all prior and contemporaneous agreements, representations and understandings of the parties not otherwise contained in this document. No alteration, modification, amendment or change of this Agreement shall be binding unless executed in writing by parties. No waiver of any of the provisions of this Agreement shall be deemed a waiver of any other provision, whether or not similar, nor shall any waiver constitute a continuing waiver.

        12. GOVERNING LAW. The provisions of this Agreement shall be construed under and the respective rights and obligations of the parties shall be determined with reference to the laws of the State of Ohio.

        13. CAPTIONS. The paragraph headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of the Agreement.

        14. COUNTERPART EXECUTION. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

        15. SUCCESSORS AND ASSIGNS. All of the terms and provisions of this Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto, their successors and assigns.

        16. GENDER. All personal pronouns used in this Agreement shall include the other genders, whether used in the masculine, feminine or neuter, and the singular shall include the plural whenever and as often as may be appropriate.

        17. AGREEMENT TO TAKE NECESSARY AND DESIRABLE ACTIONS. The parties hereto agree to execute and deliver such other assignments, conveyances, instruments of transfer, documents, financing statements, certificates and other writings and to take such other actions as may be necessary or desirable in order to consummate or implement expeditiously the transactions contemplated by this Agreement.

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        18.    SEVERABILITY. Any term or provision of this Agreement which is finally determined to be invalid or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction.

        19. SURVIVAL. All representations, warranties, covenants, and indemnities made by the parties in this Agreement shall be deemed made for the purpose of inducing the other to enter into this Agreement, and shall survive the termination of the Escrow Agent's obligations hereunder and remain operative in full force and effect after the termination of this Agreement.

        20. ENFORCEABILITY. This document shall not be deemed for any purpose to represent the agreement or basis of the bargain between the parties until it has been completely executed by all parties.

        IN WITNESS WHEREOF, the parties hereto have executed this Agreement, all as of the day and year first above written.



                           NATURAL BABY COMPANY


                           By:   /s/ DANIEL MARTIN, PRESIDENT
                                 -----------------------------------------------
                                  Daniel Martin, President



                                   KIDS STUFF, INC.


                           By:   /s/ WILLIAM L. MILLER, CHIEF EXECUTIVE OFFICER
                                 -----------------------------------------------
                                 William L. Miller, Chief Executive Officer



                           DINSMORE & SHOHL, L.L.P.


                            By:  /s/ DAVID G. LEGRAND, PARTNER
                                 -----------------------------------------------
                                 David G. LeGrand, Partner



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